Exhibit 10.22

CHAIRMAN OF THE BOARD COMPENSATION

•	100,000 options for CCEL Common Stock vesting on October 3, 2002, and priced at the market close on October 3, 2002. These are 5-year options.

•	Annual compensation is $150,000, retroactive in 2002, to June 2002.

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When, and if, specified the Company achieves benchmarks, the Chairman of the Board will receive 25,000 options for CCEL Common Stock on the date each benchmark is achieved by the Company. The price of each option entitlement when, and if, each benchmark is achieved by the Company will be $6.00 per share or the closing market price on the day each benchmark is achieved, whichever is lower.

The benchmarks and the date of each of the 25,000 share option entitlements, are:

1.	25,000 options for CCEL Common Stock on the date when, and if the Company becomes a National NASDAQ Company;

2.	25,000 options for CCEL Common Stock on the date when, and if, the Company’s shareholder equity reaches $50,000,000.

3.	25,000 options for CCEL Common Stock on the date when, and if, the Company’s annual net profits reach $10,000,000.

4.	25,000 options for CCEL Common Stock on the date when, and if, the market price of CCEL Common Stock reaches $10.00 per share.

•	All of the options are 5-year options.